UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2006

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Lionbridge Technologies, Inc. (the "Company") is party to a Credit Agreement (the "Credit Agreement"), dated as of September 1, 2005, together with Lionbridge International (f/k/a Lionbridge Technologies Ireland) (the "Irish Borrower"), Lionbridge of Europe B.V. and Lionbridge Technologies Holdings B.V. (the "Dutch Borrowers"), Lionbridge Technologies Holdings B.V. (the Dutch Borrowers; together with the Company and the Irish Borrower, the "Borrowers"), VeriTest, Inc. ("VeriTest"), Lionbridge US, Inc. ("Lionbridge US"), Mentorix Technologies Inc. ("Mentorix"), Lionbridge Global Solutions Federal, Inc. ("Federal"), Lionbridge Global Solutions II, Inc. ("LGS II"; together with VeriTest, Lionbridge US, Mentorix, and such other material domestic subsidiaries of the Company as may from time to time become a party to the Credit Agreement, the "US Guarantors"), Lionbridge Technologies B.V., Lionbridge Holdings Luxembourg Sarl and Lionbridge Luxembourg Sarl (the "Foreign Guarantors"), the several banks and financial institutions as may become parties to the Credit Agreement (collectively, the "Lenders") and Wachovia Bank, National Association, as administrative agent for the Lenders ("Wachovia").
Effective as of September 29, 2006, Section 6.1(f) of the Credit Agreement was amended and a new Section 6.15 was added, all as further described in Exhibit 10.1 hereto.
The foregoing description of the Credit Agreement and the ancillary agreements does not purport to be a complete statement of the parties' rights under such agreements and is qualified in its entirety by reference to the full text of the agreements which are attached hereto as Exhibits 10.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

October 5, 2006	By:	Stephen J. Lifshatz

Name: Stephen J. Lifshatz
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Credit Agreement dated as of September 29, 2006 by and among Lionbridge Technologies, Inc., Wachovia Bank, National Association and the parties named therein.